Exhibit 99.2

Apyx Medical Corporation Announces Pricing of $10 Million Public Offering of Common Stock

CLEARWATER FL, November 18, 2025 —Apyx Medical Corporation (Nasdaq: APYX) (the “Company” or “Apyx Medical”) the leader in surgical aesthetics marketed and sold as Renuvion® and the AYON Body Contouring System™ (AYON), today announced the pricing of its previously announced underwritten public offering of 2,762,431 shares of its common stock at a public offering price of $3.62 per share of common stock, before deducting underwriting discounts and commissions and offering expenses.

Lucid Capital Markets is acting as the sole book-running manager for the offering.

All of the shares of common stock to be sold in the offering will be sold by the Company. In addition, the Company has granted the underwriter a 45-day option to purchase up to an additional 414,365 shares of its common stock at the public offering price less the underwriting discounts and commissions. The offering is expected to close on or about November 19, 2025, subject to customary closing conditions.

The Company intends to use net proceeds from this offering for working capital and general corporate purposes. The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-268532) filed with the Securities and Exchange Commission (“SEC”) on November 22, 2022, and declared effective by the SEC on December 2, 2022.

A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may also be obtained by contacting Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, NY 10022.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Investor Relations Contact:

Jeremy Feffer, Managing Director LifeSci Advisors

OP: 212-915-2568

jfeffer@lifesciadvisors.com

About Apyx Medical Corporation:

Apyx Medical Corporation is a surgical aesthetics company with a passion for elevating people’s lives through innovative products, including its Helium Plasma Platform Technology products marketed and sold as Renuvion and the AYON Body Contouring SystemTM in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Renuvion and J-Plasma offer surgeons a unique ability to provide controlled heat to tissue to achieve their desired results. The effectiveness of Renuvion and J-Plasma are supported by more than 90 clinical documents. The AYON Body Contouring SystemTM is an FDA-cleared, groundbreaking, surgeon-designed body contouring system that combines precision, versatility, and innovation in an all-in-one platform. It seamlessly integrates fat removal, closed loop contouring, tissue contraction, and electrosurgical capabilities, empowering surgeons to deliver the most comprehensive body contouring treatments for patients. The Company also leverages its deep expertise and decades of experience in unique waveforms through OEM agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to, statements regarding the Company’s anticipated public offering, including the completion of the public offering on the anticipated terms and the use of proceeds therefrom, projections of net revenue, margins, expenses, net earnings, net earnings per share, or other financial items; projections or assumptions concerning the possible receipt by the Company of any regulatory approvals from any government agency or instrumentality including but not limited to the U.S. Food and Drug Administration (the “FDA”), supply chain disruptions, component shortages, manufacturing disruptions or logistics challenges; or macroeconomic or geopolitical matters and the impact of those matters on the Company’s financial performance.

Forward-looking statements and information are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause the Company’s actual results to differ materially and that could impact the Company and the statements contained in this release include but are not limited to risks, uncertainties and assumptions relating to the regulatory environment in which the Company is subject to, including the Company’s ability to gain requisite approvals for its products from the FDA and other governmental and regulatory bodies, both domestically and internationally; sudden or extreme volatility in commodity prices and availability, including supply chain disruptions; changes in general economic, business or demographic conditions or trends; changes in and effects of the geopolitical environment; liabilities and costs which the Company may incur from pending or threatened litigations, claims, disputes or investigations; and other risks that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.